                          CELL ROBOTICS INTERNATIONAL, INC.
                               (A COLORADO CORPORATION)

                                   UNIT CERTIFICATE

    Each Unit includes one (1) share of Series A Convertible Preferred Stock and two (2) Common Stock Purchase Warrants
                 THE COMPONENTS ARE NOT SEPARATELY TRANSFERABLE UNTIL
                       THE SEPARATION DATE (AS DEFINED BELOW).


       Unit No.                                                     Units
     ------------                                                -----------

     ------------                                                -----------

                                                                 -----------
                                                                    CUSIP
                                                                 -----------

     THIS UNIT CERTIFICATE CERTIFIES THAT, for value received,______________ ____________________________________________, or registered assigns ("Holder")
is the registered holder of the above indicated number of Units (the "Units"), each Unit consisting of one (1) share of Series A Convertible Preferred Stock, $.04 par value per share (the "Preferred Stock"), of Cell Robotics International, Inc., a Colorado corporation (the "Company") and two (2) Common Stock Purchase Warrants ("Warrant"), each Warrant to purchase one (1) share of Common stock at $_____ per share (subject to certain adjustments) until ___________________, 2003. The applicable Purchase Price for the Warrants (the "Purchase Price") may also be reduced in the sole discretion of the Company on 30 days' prior written notice to the Warrantholders. The Common Stock and Warrants are collectively referred to herein as the "Components."

     Neither the Warrants nor the Preferred Stock are separately transferable from the Units until _______________, 1998. The date on which the Preferred Stock and the Warrants become separately transferable is referred to as the "Separation Date."

     Until the Separation Date the Holder of this Unit Certificate is entitled for each Unit to the beneficial ownership of one (1) share of Preferred Stock and two (2) Warrants, and such shares of Preferred Stock and Warrants have been deposited with and are held by Corporate Stock Transfer, Inc. as depositary (the "Depositary"). Until the Separation Date, such beneficial ownership is transferable only by the transfer of this Unit Certificate.

     The terms of the Warrants are governed by a Warrant Agreement dated as of January ____, 1998 (the "Warrant Agreement") between the Company and Corporate Stock Transfer, Inc. as Warrant Agent and are subject to the terms and provisions contained therein, to all of which terms and provisions the Holder of this Unit Certificate consents by acceptance hereof. Under the terms and subject to the provisions of the Warrant Agreement, the Warrants may be redeemed at the option of the Company, at a redemption price of $.25 per Warrant at any time commencing after ________________, 1998 provided that (i) there is in effect a registration statement registering for sale under the Securities Act the shares of Common Stock issuable upon exercise of the Warrant (the "Warrant Stock") and (ii) the closing bid price of the Warrant has been at least $_______ (200% of the Warrant Exercise Price) for the ten consecutive trading days immediately preceding the date of such notice of redemption. In the event of redemption, the Warrants will be exercisable through the date preceding the date fixed for redemption. Notice of redemption (the "Notice of Redemption") shall be given not later than the thirtieth (30th) day before the date fixed for redemption, as a provided in the Warrant Agreement. On and after the date fixed for redemption, the Registered Holder shall have no rights with respect to the Warrants except to receive the $.25 per Warrant upon surrender of this Certificate.

     As soon after the Separation Date as is practicable, the Company shall cause the Depositary to mail or otherwise deliver to the Holder of this Unit Certificate at the close of business on the Separation Date, at the Holder's address as shown on the Unit Register of the Company , a certificate or certificates (registered in the name of such Holder) for the shares of Common Stock and Warrants to which such Holder is entitled.

     This Unit Certificate shall not be valid unless countersigned by the Depositary.

     IN WITNESS WHEREOF, CELL ROBOTICS INTERNATIONAL, INC. has caused this Unit Certificate to be signed by its President and by its Secretary, each by a facsimile of such person's signature.

Dated:
       -----------------------
Attest:

By:                                By:
     -------------------------          -----------------------------------
     Secretary                          Ronald K. Lohrding, President

COUNTERSIGNED:

CORPORATE STOCK TRANSFER, INC.
370 - 17th Street, Suite 2350, Denver, Colorado  80202



By:
   -----------------------------------------------------
     Transfer Agent and Registrar Authorized Officer

                          CELL ROBOTICS INTERNATIONAL, INC.

                                      ASSIGNMENT
                (FORM OF ASSIGNMENT TO BE EXECUTED IF THE SHAREHOLDER
                     DESIRES TO TRANSFER SHARES EVIDENCED HEREBY)

                     TRANSFER FEE:  $7.00 PER CERTIFICATE ISSUED.




PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER        For value received _________________________

hereby sell, assign, and transfer unto ________________________________________

_______________________________________________________________________________

Units represented by this Unit Certificate, together with all right, title, and interest therein, and do hereby irrevocably constitute and appoint ____________

_______________________________________________________________________________

attorney, to transfer this Unit Certificate on the books of the Company, with full power of substitution.

Dated:              , 19           X
       -------------    --          -------------------------------------------

                                   X
                                    -------------------------------------------

SIGNATURE GUARANTEED:              NOTICE:  The signature to this assignment
                                   must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.

     IMPORTANT: SIGNATURE MUST BE GUARANTEED BY A COMMERCIAL BANK OR MEMBER FIRM OF ONE OF THE FOLLOWING STOCK EXCHANGES: NEW YORK STOCK EXCHANGE, PACIFIC COAST STOCK EXCHANGE, AMERICAN STOCK EXCHANGE, MIDWEST STOCK EXCHANGE.